EXHIBIT 10.6

PACIFIC ASIA PETROLEUM, INC.

2009 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARES GRANT

Capitalized but otherwise undefined terms in this Notice of Restricted Shares Grant and the attached Restricted Shares Grant Agreement shall have the same defined meanings as in the Pacific Asia Petroleum, Inc. 2009 Equity Incentive Plan (the “Plan”).

Grantee Name: __________________________________  Address: ______________________________

You have been granted Restricted Shares subject to the terms and conditions of the Plan and the attached Restricted Shares Grant Agreement, as follows:

Date of Grant: _______________________________________________
Vesting Commencement Date:___________________________________
Price Per Share:______________________________________________
Total Number of Shares Granted:_________________________________
Total Value of Shares Granted:___________________________________
Total Purchase Price:_________________$0_______________________
Agreement Date:_____________________________________________
Vesting Schedule: ____________________________________________

PACIFIC ASIA PETROLEUM, INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED SHARES GRANT AGREEMENT

This RESTRICTED SHARES GRANT AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Shares Grant is made by and between PACIFIC ASIA PETROLEUM, INC., a Delaware Company (the “Company”), and the grantee named in the Notice of Restricted Shares Grant (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of Restricted Shares as is set forth in the attached Notice of Restricted Shares Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Shares Grant”) at the purchase price per share of Restricted Shares (the “Purchase Price”), if any, set forth in the attached Notice of Restricted Shares Grant, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant and Purchase of Restricted Shares.  The Company hereby grants to Grantee, and Grantee hereby accepts the number of Restricted Shares set forth in the Notice of Restricted Shares Grant, subject to the payment by Grantee of the total purchase price, if any, set forth in the Notice of Restricted Shares Grant.

2. Stockholder Rights.

(a) Voting Rights.  Until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a stockholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b) Dividends and Other Distributions.  During the period of restriction, Participants holding Restricted Shares are entitled to all regular cash dividends or other distributions paid with respect to all Shares while they are so held.  If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

3. Vesting of Restricted Shares.

(a) The Restricted Shares are restricted and subject to forfeiture until vested.  The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.”  All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b) Restricted Shares will vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice of Restricted Shares Grant.

(c)  Any Nonvested Shares of Grantee will automatically vest and become nonforfeitable if Grantee’s service with the Company ceases owing to the Grantee’s (a) death, (b) Disability, or (c) Retirement, unless the Administrator provides otherwise.

(d) In the event of a Change in Control, the Administrator, in its discretion, may accelerate the time at which all or any portion of Grantee’s Restricted Shares will vest.

(e) Terms used in Section 3 and Section 4 have the following meanings:

(i) “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any material rule, regulation, procedure or policy of the Company or its subsidiaries, the violation of which could have a material detriment to the Company; or (vii) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or its subsidiaries, all as reasonably determined by the Board of Directors of the Company, which determination will be conclusive.

(ii) “Retirement” means Grantee’s retirement from Company employ at age 65 as determined in accordance with the policies of the Company or its subsidiaries in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

(f) Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise.  The restrictions set forth in this Section will terminate upon a Change in Control.

4. Forfeiture of Nonvested Shares.  Except as provided herein, if Grantee's service with the Company ceases for any reason other than Grantee’s (a) death, (b) Disability, or (c) Retirement, any Nonvested Shares will be automatically forfeited to the Company, subject to the re-payment by the Company at the lesser of (1) the original purchase price paid by the Participant pursuant to the Award Agreement or (2) the Shares’ Fair Market Value on the date of repurchase; provided, however, that the Administrator may cause any Nonvested Shares immediately to vest and become nonforfeitable if Grantee’s service with the Company is terminated by the Company without Cause.

(a) Legend.  Each certificate representing Restricted Shares granted pursuant to the Notice of Restricted Shares Grant may bear a legend substantially as follows:

“THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PACIFIC ASIA PETROLEUM, INC. 2009 EQUITY INCENTIVE PLAN AND IN A RESTRICTED SHARE GRANT AGREEMENT.  A COPY OF SUCH PLAN AND SUCH

AGREEMENT MAY BE OBTAINED FROM PACIFIC ASIA PETROLEUM, INC.”

(b)           Escrow of Nonvested Shares.  The Company has the right to retain the certificates representing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.

(c)           Removal of Restrictions.  The Participant is entitled to have the legend removed from certificates representing Vested Shares.

5. Recapitalizations, Exchanges, Mergers, Etc.  The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement.  Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6. Grantee Representations.

Grantee represents to the Company the following:

(a) Restrictions on Transfer.  Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available.  In addition, Grantee understands that the certificate representing the Restricted Shares will be imprinted with a legend which prohibits the transfer of such Restricted Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(b) Relationship to the Company; Experience.  Grantee either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Grantee’s business or financial experience or the business or financial experience of Grantee’s personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent, directly or indirectly, has the capacity to protect Grantee’s own interests in connection with Grantee’s acquisition of the Restricted Shares to be issued to Grantee hereunder.  Grantee and/or Grantee’s personal representative(s) have such knowledge and experience in financial, tax and business matters to enable Grantee and/or them to utilize the information made available to Grantee and/or them in connection with the acquisition of the Restricted Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(c) Grantee’s Liquidity.  In reaching the decision to invest in the Restricted Shares, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment.  Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment.  Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Shares will not cause Grantee’s overall commitment to become excessive.

(d) Access to Data.  Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Shares, Grantee has been provided with financial and other written information about the Company.  Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Shares, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(e) Risks.  Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be.  Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

(f) Valid Agreement.  This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(g) Residence.  The address set forth on the Notice of Restricted Shares Grant is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(h) Tax Consequences.  Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.  Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse.  Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares is purchased rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase.  The form for making this election is attached as Exhibit A hereto.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

7. No Employment Contract Created.  The issuance of the Restricted Shares is not be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries.  The right of the Company or any of its subsidiaries to terminate at will Grantee's employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8. Tax Withholding.  The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the grant and vesting of the Restricted Shares.

9. Interpretation.  The Restricted Shares are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith.  The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

10. Notices.  All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)           if to the Grantee, to the address (or telecopy number) set forth on the Notice of Grant; and

(b)           if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11. Specific Performance.  Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced.  Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof.  The Administrator has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan.  Any such determinations will be final and conclusive and binding upon Grantee.

12. No Waiver.  No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Grantee Undertaking.  Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14. Modification of Rights.  The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

15. Governing Law.  This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16. Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one

17. and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

18. Entire Agreement.  This Agreement (including the Notice of Restricted Shares Grant) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

19. Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20. WAIVER OF JURY TRIAL.  THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

PACIFIC ASIA PETROLEUM, INC.

By:________________________________________
Name:___________________________________
Title:____________________________________

GRANTEE:

__________________________________________
Name:

SPOUSE'S CONSENT TO AGREEMENT
(Required where Grantee resides in a community property state)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both.  I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Shares that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement.  I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Shares which represents a community interest of mine to my spouse or to a trust subject to my spouse's control or for my spouse's benefit or the benefit of our children if I predecease my spouse.

Dated:
____________________________________
                         Signature

____________________________________
                         Print Name

Exhibit A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.           The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER:	SPOUSE:
NAME:
ADDRESS:
IDENTIFICATION NO.:
TAXABLE YEAR:

2.           The property with respect to which the election is made is described as follows: ____ shares (the “Shares”) of the Common Stock of Pacific Asia Petroleum, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.           The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:  $_________________.

6.	The amount (if any) paid for such property is: $_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer